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                                                         EXHIBIT 3.2


                              BY-LAWS
                                OF
                      UNIFIED HOLDINGS, INC.

                            ARTICLE I
                            ---------

                     Meeting of Shareholders

       SECTION 1.  Annual Meeting.  The annual meeting of the shareholders
                   --------------
of this corporation shall be held at the time and place designated by the Board of Directors of the corporation, in the month of January of each year. Business transacted at the annual meeting shall include the election of directors of this corporation.

       SECTION 2.  Special Meeting.  Special meetings of the shareholders
                   ---------------
shall be held when directed by the President, Vice-President, or the Board of Directors, or when requested in writing by the holders of not less than fifty (50%) percent of all the shares entitled to vote at the meeting. A meeting requested by the shareholders shall be called for a date not less than ten (10) or more than sixty (60) days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President or Board of Directors or shareholders requesting the meeting shall designate another person to do so.

       SECTION 3.  Place.  Meetings of shareholders may be held within or
                   -----
without the State of Indiana.

       SECTION 4.  Notice.  Written notice stating the place, day and hour
                   ------
of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the discretion of the President, the Secretary, or the officer
or person calling the meeting.   If mailed, such notice shall be deemed to be
delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

       SECTION 5.  Notice of Adjourned Meetings.  When a meeting is
                   ----------------------------
adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

       SECTION 6.  Closing  of Transfer Books and Fixing Record Date. For
                   -------------------------------------------------
the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournments thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a state period but not to exceed, in any case, sixty
(60) days.

       If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

       In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.


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       If the stock transfer books are not closed and no record date is fixed for the termination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record ate for such determination of shareholders.

       When a determination of shareholders entitled to vote at an meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

       SECTION 7.  Voting Record.  At least ten (10) days before each
                  --------------
meeting of shareholders, the Secretary, officers or agent having charge of shareholder records shall compile a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation and any shareholders shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder a any time during the meeting.

       If the requirements of this section have not been substantially complied with, the meeting, on demand of any shareholder, in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

       SECTION 8.  Shareholder Quorum and Voting.  A majority of the
                   -----------------------------
shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by the class or series.

       If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

       After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or adjournment thereof

       SECTION 9.  Voting of Shares.  Each outstanding share, regardless of
                   ----------------
class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders.

       Treasury shares, share of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation held by it in a fiduciary capacity shall not be counted in determining the total number of outstanding shares at any given time.

       A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

       At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be


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elected at that time and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of directors to be elected at that time multiplied by the number of his shares, or by distributing such votes ???? The same principal among any number of such candidates.

       Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of the corporate shareholders; or, in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate shareholders may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholders.

       In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the Chairman of the Board, President, any Vice-President, Secretary and Treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

       Shares held by a personal representative, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a Trustee may be voted by him, either in person or by proxy, but no Trustee shall be entitled to vote shares held by him without a transfer of such shares in to his name.

       Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

       A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

       On or after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall riot be deemed to be outstanding shares.

       SECTION 10.  Proxies.  Every shareholder entitled to vote at a
                    -------
meeting of shareholders or to express consent or dissent without a meeting or a shareholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

       Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

       The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporation officer responsible for maintaining the list of shareholders.

       If a proxy for the same shares confers authority upon two (2) or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be pro-rated.

       If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.


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       SECTION 11.  Voting Trusts.  Any number of shareholders of this
                    -------------
corporation may create a voting trust for the purpose of conferring upon a Trustee or Trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and such counterpart and such copy of such record shall be subject to examination by an holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

       SECTION 12.  Shareholders' Agreements.  Two (2) or more shareholders
                    ------------------------
of this corporation may enter into an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the corporation as provided by law. Nothing therein shall impair the right of this corporation to treat the shareholders of record as entitled to vote the shares standing in their names.

       SECTION 13.   Action by Shareholders Without a Meeting. Any
                     ----------------------------------------
action required by law, these bylaws, or the articles of incorporation of this corporation to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and votes. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a simple majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

       Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters rights are provided under this act, the notice shall contain a clear statement of the right of the shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of this act regarding the rights of dissenting shareholders.

       SECTION 14.  Procedure.  Robert's Rules of Order shall control the
                    ---------
proceedings of the meeting of shareholders in the absence of any provision to the contrary provided for herein.

                             ARTICLE II
                             ----------

                             Directors

       SECTION 1.  Function.  All corporate powers shall be exercised
                   --------
by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors.

       SECTION 2.  Qualification.  Directors need not be residents of
                   -------------
the State of Indiana or shareholders of this corporation.

       SECTION 3.  Compensation.  The Board of Directors shall have authority
                   ------------
to fix the compensation of directors.

       SECTION 4.  Duties of Directors.  A director shall perform his
                   -------------------
duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonable believes to


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be in the best interest of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

       In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

       (a) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented,


       (b) counsel, public accountants or other persons as to matters which the directors reasonably believe to be within such person's professional or expert competence, or

       (c) a committee of the board upon which he does not serve, duly designated in accordance with a provision of the articles of incorporation or the bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

       A director shall not be considered to be acting in good faith if he had knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

       A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the corporation.

       SECTION 5.  Presumption of Assent.  A director of the
                   ---------------------
corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

       SECTION 6.  Number.  This corporation shall have at least one
                   ------
(1) but no more than eight (8) directors. The number of directors may be increased or decreased from time to time by amendment to these bylaws, but no decrease shall have the effect of shortening the terms of any incumbent director.

       SECTION 7.  Election and Term.  Each person named in the
                   -----------------
organizational meeting of the corporation as a member of the initial Board of Directors shall hold office until the first annual meeting of the shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

       At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

       SECTION 8.  Vacancies.  Any vacancy occurring in the Board of
                   ---------
Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

       SECTION 9.  Removal of Directors.  At a meeting of shareholders
                   --------------------
called expressly for the purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.


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       SECTION 10.  Quorum and Voting.  A majority of the number of
                    -----------------
directors fixed by these bylaws shall constitute a quorum for the transaction of business. The majority act of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

       SECTION 11.  Director Conflicts of Interest.  No contract or
                    ------------------------------
other transaction between this corporation and one or more of its directors or any other corporation, firm association or entity inn which one or more of the directors are directors or officers are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

       (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

       (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

       (c) the contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board, a committee or the shareholders.

       Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

       SECTION 12.  Executive and Other Committees.  The Board of Directors,
                    ------------------------------
by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

       (a) approve or recommend to shareholders action or proposals required by law to be approved by shareholders;

       (b) designate candidates for the office of director, for purposes of proxy solicitation or otherwise;

       (c) fill vacancies on the Board of Directors or any committee thereof;

       (d)   amend the bylaws;

       (e) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

       (f) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance of sales of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking funds,


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other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms of a series for filing with the Department of State.

       The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

       SECTION 13.  Place of Meetings.  Regular and special meetings by the
                    -----------------
Board of Directors may be held within or without the State of Indiana.

       SECTION 14.  Time, Notice and Call of Meetings.  Regular meetings of
                    ---------------------------------
the Board of Directors shall be held with notice, quarter-annually, at the call of the President. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal deliver, telegram or cablegram at least two
(2) days before the meeting or by notice mailed to the director at least five (5) days before the meeting.

       Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

       The business to be transacted at, and the purpose of, and special meeting of the Board of Directors shall be specified in the notice of such meeting.

       A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

       Meetings of the Board of Directors may be called by the chairman of the Board, by the President of the corporation, or by any two (2) directors.

       Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

       SECTION 15.  Action Without a Meeting.  Any action required to
                    ------------------------
be taken at a meeting of the directors of the corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, if filed in the minutes of the proceeding of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

       SECTION 16.  Conduct of Meetings Via Telephone or Similar
                    --------------------------------------------
Communications Equipment.  Members of the Board of Directors, or any
------------------------
committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other at the same time, and participation in a meeting by such means shall constitute presence in person at the meeting.

       SECTION 17.   Procedure.    Roberts' Rules of Order shall
                     ---------
control the proceedings of the Board of Directors in the absence any provision to the contrary provided for herein.


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                                ARTICLE III
                                -----------

                                 Officers

       SECTION 1.  Officers.  The officers of this corporation shall
                   --------
consist of a President, Executive Vice-President, Secretary and Treasurer, each of whom shall be elected by the Board of Directors at the first meeting of directors immediately following the annual meeting of shareholders of this corporation, and shall serve until their successors are chosen and qualify. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of directors -from time to time. any two (2) or more may be held by the same person. The failure to elect a President, Executive Vice-President, Secretary of Treasurer shall not affect the existence this corporation.

       SECTION 2.  Duties of Officers.  The duties and powers of the
                   ------------------
officers of the corporation shall be as follows and as shall hereafter be set by resolution of the Board of directors:

President:

       A. The President shall preside at all meetings of the Board of Directors. He shall also preside at all meetings of the shareholders.

       B. He shall present at each annual meeting of the shareholders and directors a report of the condition of the business of the corporation.

       C. He shall cause to be called regular and special meeting of the shareholders and directors in accordance with the requirements of the statute and these Bylaws.

       D. He shall appoint, discharge, and fix the compensation of all employees and agents of the corporation other than the duly elected officers, subject to the approval of the Board of Directors.

       E. He shall sign and execute all contracts in the name of the corporation, and all notes, drafts or other orders for the payment of money, subject to the approval of the Board of Directors.

       F. He shall sign all certificates representing shares.

       G. He shall cause all books, reports, statments, and certificates to be properly kept and filed as required by law.

       H. He shall enforce these bylaws and perform all the duties incident to his office and which are required by law, and, generally, he shall supervise and control the business and affairs of the corporation.

Vice President:

       During the absence or incapacity of the President, the Vice President shall perform the duties of the President, and when so acting, he shall have all the powers and be subject to all the responsibilities of the office of the President and shall perform such duties and functions as the Board may prescribe.

Secretary:


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       A. The Secretary shall keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

       B. He shall attend to the giving of notice of special meetings of the Board of Directors and of all the meetings of the shareholders of the corporation.

       C. He shall be custodian of the records and seal of the corporation and shall affix the seal to the certificates representing shares and other corporation papers when required.

       D. He shall keep at the principal office of the corporation a book or record containing the name, alphabetically arranged, of all persons who are shareholders of the corporation, showing their places of residence, the number and class of shares held by them, respectively, and the dates when they respectively became the owners of record thereof. He shall keep such book or record and the minutes of the proceedings of its shareholders open daily during the usual business hours, for inspection, within the limits prescribed by law, by any
person duly authorized to inspect such records.   At the request of the
person entitled to an inspection thereof, he shall prepare and make available a current list of the officers and directors of the corporation and their resident addresses.

       E. He shall sign all certificates representing shares and affix the corporate seal thereto.

       F. He shall attend to all correspondence and present to the Board of Directors at its meetings all official communications received by him.

       G. He shall perform all the duties incident to the office of Secretary of the corporation.


Treasurer:

       A. The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the corporation, and shall deposit such funds and securities in the name of the corporation in such banks or safe deposit companies as the Board of Directors may designate.

       B. He shall make, sign, and endorse in the name of the corporation all checks, drafts, notes, and other orders for the payment of money, and pay out and dispose of such under the direction of the President or the Board of Directors.

       C. He shall keep at the principal office of the corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any director upon application at the office of the corporation during business hours.

       D. He shall render a report of the condition of the finance of the corporation at each regular meeting of the Board of Directors and at such other times as shall be required by him, and he shall make a full financial report at the annual meeting of the shareholders.

       E. He shall further perform all duties incident to the office of Treasurer of the corporation.

       F. If required by the Board of Directors, he shall give such bond as it shall determine appropriate for the faithful performance of his duties.

Other Officers:

Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

       SECTION 3.  Removal of Officers.  Any officer or agent elected
                   -------------------
or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby.

       Any officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove such officer or agent.

       Any vacancy, however occurring, in any office may be filled by the Board of Directors, unless the bylaws shall have expressly reserved such power to the shareholders.


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       Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of any officer or agent shall not itself create contract rights.


                               ARTICLE IV
                               ----------

                           Stock Certificates

       SECTION 1.  Issuance.  Every holder of shares in the corporation
                   --------
shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

       SECTION 2.  Form.  Certificates representing shares of this
                   ----
corporation shall be signed by the President or Executive Vice-President and the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or a facsimile thereof. The signature of the president or Executive Vice-President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

       Every certificate representing shares issued by this corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of, the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

       Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of, such restrictions.

       Each certificate representing shares shall state upon the face thereof: the name of the corporation, that the corporation is organized under the law of the State of Delaware; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

       SECTION 3.  Transfer Stock.  The corporation shall
                   --------------
register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney, and the signature of such person has been guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.

       SECTION 4.   Lost, Stolen or Destroyed Certificates.  The
                    --------------------------------------
corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of the record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before corporation has notice that the certificates has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.

       SECTION 5.  Fractional Shares.  This corporation shall
                   -----------------
not issue fractional shares should the division of interests in the corporation require such action.

                            ARTICLE V
                            ---------

                        Books and Records

       SECTION 1.  Books and Records.  This corporation shall
                   -----------------
keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors.

       This corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

       Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.


       SECTION 2.  Shareholders' Inspection Rights.  Any person
                   -------------------------------
who shall have a holder of record of shares or of voting trust certificates therefor at least six (6) months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five (5%) percent of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

       SECTION 3.  Financial Information.  Not later than four
                   ---------------------
(4) months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operation of the corporation during its fiscal year.

       Upon the written request of any shareholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

       The balance sheets and profit and loss statements shall be filed in the principal business office of the corporation in the State of Indiana, shall be kept for at least five (5) years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                          ARTICLE VI
                          ----------

                           Dividends

       The Board of Directors of this corporation may, from time to time, declare and the corporation may pay dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation, subject to the following provisions:

       (a) Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the corporation or out of capital surplus, howsoever arising but each dividend paid out to capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus, shall be disclosed to the shareholders receiving the same concurrently with the distribution.

       (b) Dividends may be declared and paid in the corporation's own treasury shares.

       (c) Dividends may be declared and paid in the corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the corporation upon the following conditions.

            1. If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

            2. If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividends concurrent with the payment thereof.

       (d) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the articles of incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

       (e) A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not be construed to be a share dividend within the meaning of this section.

                           ARTICLE VII
                           -----------

                          Corporate Seal

       The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the following:

                     UNIFIED HOLDINGS, INC.
                              1989
                            DELAWARE


                          ARTICLE VIII
                          ------------

                           Amendments

       SECTION 1.  Manner of Amending.  These Bylaws may be altered,
                   ------------------
amended, repealed, or added to by the affirmative vote of the holders of a simple majority of the shares provided that a written notice shall have been sent to each shareholder or record entitled to vote at such meeting at his last known post office address at least ten (10) days before the date of such annual or special meeting, which notice shall state the alterations, amendments, additions, or changes which are proposed to be made in such Bylaws. Only such changes shall be made as have been specified in the notice. The Bylaws may also be altered, amended, repealed, or new Bylaws adopted by the unanimous vote of the entire Board of Directors at a regular or special meeting of the Board. However, any Bylaws adopted by the Board may be altered, amended, or repealed by the shareholder.